UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 29, 2024

AGAPE ATP CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41835	36-4838886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1705 – 1708, Level 17, Tower 2, Faber Towers, Jalan Desa Bahagia,

Taman Desa, Kuala Lumpur, Malaysia 58100

(Address of principal executive offices) (Zip Code)

+(60) 192230099

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATPC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 25, 2024, Agape ATP Corporation (the “Company”) entered into three Memorandums of Understanding (“MOUs”) with three health institutions in Indonesia, which include Dr. Sardjito General Hospital in Yogyakarta, Dr. H. A. Rotinsulu Lung Hospital in Bandung, and Dr. M. Goenawan Partowidigdo Respiratory Hospital in Bogor (collectively referred as the “Healthcare Institutions”), pursuant to which the Company and the Healthcare Institutions will collaborate on enhancing research capabilities, fostering medical innovations, and conducting clinical studies on the Company’s existing health products.

On November 29, 2024, the Company issued a press release (the “Press Release”) announcing the MOUs. The Press Release and a copy of each MOU is furnished as Exhibit 99.1, 99.2, 99.3 and 99.4, respectively to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 29, 2024
99.2	Memorandum of Understanding between Company and Dr. Sardjito General Hospital
99.3	Memorandum of Understanding between Company and Dr. H. A. Rotinsulu Lung Hospital
99.4	Memorandum of Understanding between Company and Dr. M. Goenawan Partowidigdo Respiratory Hospital
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGAPE ATP CORPORATION

Date: November 29, 2024	By:	/s/ How Kok Choong
	Name:	How Kok Choong
	Title:	Chief Executive Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)

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